Exhibit 10.11A
AMENDMENT NO. 1 TO THE
CHS INC.
NONEMPLOYEE DIRECTOR RETIREMENT PLAN
CHS Inc., pursuant to the power of amendment reserved to it in Section 7.1 of the CHS Inc. Nonemployee Director Retirement Plan (“Plan”), hereby amends the Plan in the manner set forth below.
Effective for each Director who was serving as an Eligible Director as of August 31, 2011, the last sentence in Section 5 of the Plan shall be amended to read as follows:
The amount of the Eligible Director’s monthly retirement benefit under the Plan shall equal Two Hundred Fifty Dollars ($250) multiplied by the Eligible Director’s Years of Service, subject to a maximum monthly benefit of Three Thousand Dollars ($3,000)
Effective September 1, 2011, participation in the Plan is frozen and further benefit accruals under the Plan shall be permanently discontinued. Director services rendered on or after September 1, 2011 (i.e., for the Company’s 2012 fiscal year and each fiscal year thereafter) shall be disregarded for purposes of determining an Eligible Director’s retirement benefit under the Plan.
Date: September 7, 2011

/s/ Michael Toelle
Michael Toelle
Chairman